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                                                                     Exhibit 4.4
                               AMENDMENT NO. 1 TO
                          REGISTRATION RIGHTS AGREEMENT

         This AMENDMENT NO. 1 TO REGISTRATION RIGHTS AGREEMENT is made and entered into this 17th day of February, 1999, by and between Ceres Group, Inc., a Delaware corporation and successor-in-interest to Central Reserve Life Corporation, an Ohio corporation (the "Company"), and the persons and entities set forth on the signature page attached hereto.

         WHEREAS, the Company and Insurance Partners, L.P., Insurance Partners Offshore (Bermuda), L.P., Peter W. Nauert, Michael A. Cavataio, Mercantile Bank of Northern Illinois, Trustee of the Conseco Stock Option Director Plan FBO Michael Cavataio #08590033, Mercantile Bank of Northern Illinois, Trustee of the Conseco Stock Option Director Plan FBO Michael Cavataio #08590034, Karon Hill, Val Rajic, Turkey Vulture Fund XIII, Ltd., Marc C. Krantz, Krantz Family Limited Partnership, Medical Mutual of Ohio, United Payors and United Providers, Inc., Howard R. Conant, Joseph Cusimano IRA, and LEG Partners SBIC, L.P. (collectively the "Investors"), executed a Registration Rights Agreement, dated July 1, 1998 (the "Registration Rights Agreement") pursuant to which the Investors would have certain registration rights relating to shares of the Company's common stock, par value $0.001 per share (the "Common Shares"), owned by the Investors;

         WHEREAS, the Company has offered 2,000,000 Common Shares (the "Offering Shares") in a private placement offering of even date herewith (the "Offering");

         WHEREAS, the Company desires to include the Offering Shares in the Registration Rights Agreement and make the purchasers of the Offering Shares subject to and bound by the Registration Rights Agreement;

         WHEREAS, the purchasers of the Offering Shares have agreed to be bound by and subject to, and have the Offering Shares be included in the definition of "Registrable Shares" in, the Registration Rights Agreement and

         WHEREAS, the Company and the Investors listed on the signature page attached hereto (together the "Parties") have agreed to modify the Registration Rights Agreement upon the terms and conditions set forth herein:

         NOW, THEREFORE, the Parties agree as follows:

         1. The Investors listed on the signature page attached hereto, which are holders of at least a majority of the Registrable Shares (as that term is defined in the Registration Rights Agreement), hereby consent to this amendment to the Registration Rights Agreement pursuant to Section 10.3 thereof.

         2. The term "Investor" as defined in the Registration Rights Agreement is modified to include the purchasers of Offering Shares that were not "Investors" under the Registration Rights Agreement as of July 1, 1998.


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         3. The terms "Offering" and "Offering Shares" shall be added to Section
1 of the Registration Rights Agreement and shall be as follows:

         "Offering" means the offering by the Company of 2,000,000 Common Shares in a private placement offering in connection with the acquisition of Continental General Corporation, a Nebraska corporation.

         "Offering Shares" means the 2,000,000 Common Shares offered by the Company in the Offering.

         4. The definition of "Registrable Shares" in Section 1 of the Registration Rights Agreement is modified, in its entirety, as follows:

         "Registrable Shares" means at any time (i) any Common Shares then outstanding which were issued pursuant to the Stock Purchase Agreement; (ii) any Common Shares then outstanding which were issued pursuant to the Offering; (iii) any Common Shares then outstanding and held by any Investor (including the Common Shares issuable upon exercise of the Warrants (as defined in the Stock Purchase Agreement)); (iv) any Common Shares then outstanding which were issued as, or were issued directly or indirectly upon the conversion or exercise of other securities issued as, a dividend or other distribution with respect or in replacement of any shares referred to in (i), (ii) or (iii); and (v) any Common Shares then issuable directly or indirectly upon the conversion or exercise of other securities which were issued as a dividend or other distribution with respect to or in replacement of any shares referred to in (i), (ii) or (iii); PROVIDED, HOWEVER, that Registrable Shares shall not include any shares which have been registered pursuant to the Securities Act or which have been sold to the public pursuant to Rule 144 of the Commission under the Securities Act. For purposes of this Agreement, a Person will be deemed to be a holder of Registrable Securities whenever such Person has the then-existing right to acquire such Registrable Shares, whether or not such acquisition actually has been effected.

         5. All questions concerning the construction, validity and interpretation of this Amendment No. 1 to the Registration Rights Agreement, and the performance of the obligations imposed by this Amendment No. 1, shall be governed by the laws of the State of Ohio applicable to contracts made and wholly performed in that state.

         6. Except as specifically provided herein, all other terms of the Registration Rights Agreement shall apply and shall remain unmodified and in full force and effect.




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         IN WITNESS WHEREOF, the Parties hereby execute this Amendment No. 1 to the Registration Rights Agreement as of the date set forth above.

                                          CERES GROUP, INC.


                                           /s/ Val Rajic
                                           ----------------------------
                                           By: Val Rajic
                                           Its: Executive Vice President






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                AMENDMENT NO. 1 TO REGISTRATION RIGHTS AGREEMENT
             CONSENT OF HOLDERS OF A MAJORITY OF REGISTRABLE SHARES

                            INSURANCE PARTNERS, L.P.

                            By: Insurance GenPar, L.P.,
                                its General Partner

                                  By: Insurance GenPar MGP, L.P.,
                                      its General Partner

                                       By: Insurance GenPar MGP, Inc.,
                                           its General Partner


                                             /s/ Robert A. Spass
                                             -------------------
                                             By: Robert A. Spass
                                             Its: President


                            INSURANCE PARTNERS OFFSHORE (BERMUDA), L.P.

                            By: Insurance GenPar (Bermuda), L.P.,
                                its General Partner

                                  By: Insurance GenPar (Bermuda) MGP, L.P.,
                                      its General Partner

                                       By: Insurance GenPar (Bermuda) MGP, Ltd.,
                                           its General Partner

                                            /s/ Robert A. Spass
                                            -------------------
                                            By: Robert A. Spass
                                            Its: President




                               /s/ Peter W. Nauert
                               -------------------
                                 PETER W. NAUERT


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SIGNATURE PAGE TO AMENDMENT NO. 1 TO REGISTRATION RIGHTS AGREEMENT

                                       LUNN-CERES, LLC

                                       /s/ Robert J. Lunn
                                       -----------------------------
                                       By: Robert J. Lunn
                                       Its: Managing Member


                                        /s/ Sally J. Krogh
                                       -----------------------------
                                       SALLY J. KROGH


                                        /s/ Charles E. Miller, Jr.
                                       -----------------------------
                                       CHARLES E. MILLER, JR.


                                        /s/ Glen A. Laffoon
                                       -----------------------------
                                       GLEN A. LAFFOON


                                        /s/ Bruce Henry
                                       -----------------------------
                                       BRUCE HENRY


                                        /s/ John A. Cochrane
                                       -----------------------------
                                       JOHN COCHRANE


                                        /s/ Andrew A. Boemi
                                       -----------------------------
                                       ANDREW A. BOEMI


                                       MICHAEL A. CAVATAIO IRA

                                       By: Stifel, Nicolaus & Co.,
                                           Inc., Custodian

                                        /s/ Cathy Fassel
                                       -----------------------------
                                       By: Cathy Fassel
                                       Its: Vice President






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SIGNATURE PAGE TO AMENDMENT NO. 1 TO REGISTRATION RIGHTS AGREEMENT


                                KENNETH A. MANNINO IRA

                                By: Stifel, Nicolaus & Co., Inc., Custodian


                                /s/ Cathy Fassel
                                -----------------------------
                                By: Cathy Fassel
                                Its: Vice President